Exhibit 99.1

PRESS RELEASE	OLD LINE BANCSHARES, INC.
FOR IMMEDIATE RELEASE	CONTACT: CHRISTINE M. RUSH
September 1, 2010	CHIEF FINANCIAL OFFICER
(301) 430-2544

MARYLAND BANKCORP, INC.
CONTACT: LARRY WRIGHT
SENIOR VICE PRESIDENT
(301) 645-5644

OLD LINE BANCSHARES, INC. AND MARYLAND BANKCORP, INC. ANNOUNCE EXECUTION OF MERGER AGREEMENT

BOWIE, MD and LEXINGTON PARK, MD - Old Line Bancshares, Inc. (NASDAQ CAPITAL MARKET: OLBK), the parent company of Old Line Bank, and Maryland Bankcorp, Inc., the parent company of Maryland Bank & Trust Company, N.A., today jointly announced the execution of a definitive merger agreement (the “Merger Agreement”) that provides for the acquisition of Maryland Bankcorp, Inc. by Old Line Bancshares, Inc. for approximately $20 million, or approximately $30.93 per share, in cash and stock, subject to adjustment (the “total consideration”).

Pursuant to the terms of the Merger Agreement, Maryland Bankcorp, Inc. will be merged with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. surviving the merger (the “Merger”).  Immediately after the Merger, Maryland Bank & Trust Company, N.A. (“MB&T”) will merge with and into Old Line Bank, with Old Line Bank being the surviving bank.

The Merger, anticipated to close in the first quarter of 2011, is expected to be accretive to Old Line Bancshares, Inc.’s earnings by the end of 2011.  The acquisition will increase Old Line Bancshares, Inc.’s total assets by more than $349 million for total assets immediately after closing of approximately $750 million.  The acquisition will add ten full service branches to Old Line Bank’s existing ten-branch network.

James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., said, “We are extremely pleased to be joining with Maryland Bankcorp, an organization that shares our vision of true community banking, and believe the acquisition is a great opportunity to generate increased earnings and to increase returns for the stockholders of both entities, and to significantly increase our presence in Southern Maryland.”

Craig E. Clark, Chairman of the Board of Directors of Old Line Bancshares, Inc., said, “The combination of Old Line Bank and MB&T will create the sixth-largest independent commercial bank based in Maryland, with assets of more than $750 million and, with 20 full service branches serving five counties, the combined bank will have the fourth-most banking locations of all independent Maryland-based commercial banks.  We believe this transaction will benefit both entities’ customers, depositors and stockholders.”

Thomas B. Watts, Chairman and Chief Executive Officer of Maryland Bankcorp, Inc., stated, “We have always been proud of being a Maryland-based community bank and by partnering with Old Line, we will continue that tradition.”  G. Thomas Daugherty, President of Maryland Bankcorp, Inc. continued, “Over just the last few years, we have seen several of Maryland’s largest independent banks vanish, purchased by out of state banks.  This partnership is a step toward beginning to fill that void.”

Mr. Cornelsen further stated, “MB&T over the years has built a core deposit base that is truly enviable in today’s banking environment.”  As of June 30, 2010, MB&T, with deposits of $297 million, had the highest percentage of non-interest bearing deposits of any Maryland-based commercial bank at 31% of total deposits.

Mr. Cornelsen continued, “Beyond the attractive deposit base, we fully understand the economies of scale required to compete in today’s banking environment.  By joining together with our Southern Maryland neighbor, we envision being able to achieve significant cost savings of more than 35% over the next two years, and, take us a big step closer to reaching our goal of being Maryland’s next $1 billion asset bank.”

Under the terms of the Merger Agreement, stockholders of Maryland Bankcorp, Inc. will receive, at their election, cash or shares of stock of Old Line Bancshares, Inc., in a dollar amount generally equal to the total consideration divided by the number of outstanding shares of common stock of Maryland Bankcorp, Inc., provided that the aggregate cash consideration to be paid to stockholders of Maryland Bankcorp, Inc. will not exceed $1 million, or about 5% of the total consideration, unless increased by Old Line Bancshares, Inc. in its sole discretion, and subject to further adjustments as described in the Merger Agreement.  The Merger Agreement will be included as an exhibit to Old Line Bancshares, Inc.’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 1, 2010.

Pursuant to the Merger Agreement, Old Line Bancshares, Inc. will add Messrs. Watts and Daugherty to its board of directors and to the board of directors of Old Line Bank.  The Merger Agreement is subject to customary closing conditions, including approval by both companies’ stockholders and applicable banking regulatory authorities.

Danielson Associates, LLC acted as financial adviser to Old Line Bancshares, Inc., and Ober, Kaler, Grimes & Shriver, P.C. acted as its legal counsel.  Monocacy Financial Advisors, LLC acted as financial adviser to Maryland Bankcorp, Inc. and Nelson Mullins Riley & Scarborough LLP acted as its legal counsel.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C.  Old Line Bank also operates from a branch in Bowie, Maryland, two branches in Waldorf, Maryland, one branch in Annapolis, Maryland, one branch in Crofton, Maryland and five additional branches in Prince George’s County, Maryland.  Its primary market area is the suburban Maryland (Washington, D.C. suburbs) counties of Prince George’s, Anne Arundel, Charles and northern St. Mary’s.  It also targets customers throughout the greater Washington, D.C. metropolitan area.  Old Line Bank has had 47 consecutive quarters of profitability.

Maryland Bankcorp, Inc. is the parent company of MB&T, a national banking association headquartered in Lexington Park, Maryland.  MB&T, was founded over 50 years ago in Lexington Park.  Over five decades, MB&T has provided residents, business and professionals of St. Mary’s, Calvert, Charles and Prince George’s counties with banking services by a locally-owned and managed community bank.  Today, MB&T has ten full-service banking locations and assets of almost $350 million.

Additional Information and Where to Find It

In connection with the Merger, Old Line Bancshares, Inc. will file with the SEC a registration statement on Form S-4 to register the shares of Old Line Bancshares, Inc. common stock to be issued to the stockholders of Maryland Bankcorp, Inc.  The registration statement will include a joint proxy statement/prospectus that will be sent to the stockholders of Old Line Bancshares, Inc. and Maryland Bankcorp, Inc. seeking their approval of the Merger.  In addition, Old Line Bancshares, Inc. may file other relevant documents concerning the Merger with the SEC.

Stockholders of Old Line Bancshares, Inc. and Maryland Bankcorp, Inc. are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the Merger because they will contain important information about Old Line Bancshares, Inc., Maryland Bankcorp, Inc. and the Merger.  Stockholders of Old Line Bancshares, Inc. and Maryland Bankcorp, Inc. may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov or by accessing Old Line Bancshares, Inc.’s website at http://www.oldlinebank.com under “Investor Relations – SEC Filings.”  The information on Old Line Bancshares, Inc.’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings Old Line Bancshares, Inc. makes with the SEC.  Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, Attention: Investor Relations (telephone: (301) 430-2500) or Maryland Bankcorp, Inc., 46930 South Shangri La Drive, Lexington Park, Maryland 20653, Attention: Investor Relations (telephone: (301) 645-5644).

Old Line Bancshares, Inc., Maryland Bankcorp, Inc. and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares, Inc. and Maryland Bankcorp, Inc. in connection with the Merger.  Information about the directors and executive officers of Old Line Bancshares, Inc. is set forth in the proxy statement for Old Line Bancshares, Inc.’s 2010 annual meeting of stockholders filed with the SEC on April 19, 2010.  Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Caution Regarding Forward-Looking Statements

The statements in this press release that are not historical facts, in particular the statements with respect to the anticipated consummation of the Merger and the effects of the Merger, including the anticipated increase in assets and branches as a result of the Merger, increased earnings and increasing returns for the stockholders, relative size and asset size post-Merger, anticipated cost savings, goals with respect to total asset size and when the acquisition of Maryland Bankcorp, Inc. will become accretive to Old Line Bancshares, Inc., constitute  “forward-looking statements” as defined by Federal Securities laws.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “anticipates,” “plans” or similar terminology.  Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: (1) the businesses of Maryland Bankcorp, Inc. may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected timeframe; (3) revenues following the Merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the Merger; (5) the ability to obtain required regulatory and stockholder approvals; (6) the ability to complete the Merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (7) deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally; (8) continued increases in the unemployment rate in our target markets changes in interest rates; (9) changes in laws, regulations, policies and guidelines impacting our ability to collect on outstanding loans or otherwise negatively impact our business; and (10) other risk factors detailed from time to time in filings made by Old Line Bancshares, Inc. with the SEC.  Forward-looking statements speak only as of the date they are made.  Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.

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This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.